                                  [Letterhead]


   Free translation
Confidential                                 Antwerpen, 2nd September 1999

                                             LAZARE KAPLAN BELGIUM (LKB) NV
                                             Hoveniersstraat 30 bus 162
                                             B-2018 ANTWERPEN 1


Dear Sirs,


Referring to our recent conversations we have the pleasure to confirm that our bank is willing to grant you a credit subject to the modalities and conditions as stipulated here below.

1.   Amount
     ------
     A credit of a countervalue of maximum 20.000.000 US$ (twenty million USdollar) + 174.000 BEF (one hundred seventy four thousand Belgian Franc). However, except for the preliminary and explicit consent of our bank the utilisation within this credit may not exceed the countervalue of
     800.174.000 BEF (eight hundred million hundred seventy four thousand Belgian Franc) while drawings will only be permitted in USdollar and Bengian Franc.

2.   Utilisation forms and modalities
     --------------------------------
     In principle the aforesaid credit is only to be utilised for overdrafts in current accounts. Utilisation, other than overdrafts in current accounts (e.g. straight loans, discount, bankguarantees issued by us, forward contracts,...), we well as utilisation not directly connected to your diamond activities, always require a preliminary and explicit consent of our bank.
     This credit is to be utilised according to the modalities as specified in annexe 1.

3.   Interest conditions
     -------------------
     With regard to the overdrafts in current accounts, following interests and provisions will be charged:
     debit interest: for utilisation in BEF: base rate BEF-ADB (presently 3,75% per annum) increased with maximum 4,50% per annum; for utilisation in US$: base rate US$-ADB (presently 6,50% per annum) increased with maximum 4,50% per annum.
     overdraft provision: maximum 1/8% per month on the highest debit outstanding during this period.
     Changes in aforesaid base rates will be communicated as the occasion arises, either by letter or by computer generated message.
     With regard to possible other utilisation (cfr supra) the debit interest and/or commission will be fixed the moment these utilisation are authorized.
     As well as for possible overdrawing of credit facilities (cfr article 6 of our General Credit Granting Conditions) or in case of insufficient collateral(s) (cfr "utilisation modalities" in present letter), the bank has the right to increase aforesaid conditions with maximum 1%.


                                                           [SIGNATURE ILLEGIBLE]
                                                                              p2

                                            Antwerp, 2nd September 1999

                                            LAZARE KAPLAN BELGIUM (LKB) NV
                                            Hoveniersstraat 30 bus 162
                                            B-2018 ANTWERPEN 1


4.   General Conditions
     ------------------
     The granting of this credit is governed by our General Conditions for Banking Operations(1) and by our General Credit Granting Conditions(2) of which you already received a copy and to which you already explicitly agreed and enclosed addendum dd. 9th June 1999. As far as necessary the acceptance of this credit reconfirms your agreement with said General Conditions. Moreover we link to this credit the stipulations specified in annexe 1 and we stipulate further that the credit granted by our bank implies that you will at least once a year provide us with a full insight information in your financial structure and that you will offer no personal guarantees and/or collateral to any other financial institution or to any third party without the preliminary and written consent of our bank, except as for the stipulations in your letter dd. 12.07.99 regarding the existing credit facilities.
     Without prejudice to the foregoing, personal guarantees or collateral covering a credit or granted, for whatever reason, to other financial institutions or to third parties will, in all instances have to be granted to the bank in proportion to the credit granted by the latter.

5.   Guarantees and Collateral
     -------------------------
     As a guarantee for all amounts you are or will be due to our bank in view of this credit, besides the activity linked collateral stipulated in annexe 1, following guarantees and commitments are granted:
     - a corporate guarantee of LAZARE KAPLAN INTERNATIONAL INC, New York, acting amongst others through its LAZARE KAPLAN DIVISION (New York), PREFERRED DIAMONDS DIVISION (New York), SCIENTIFIC DIVISION (New York) and LAZARE KAPLAN (PUERTO RICO) DIVISION (Puerto Rico), for the total engagements
     - a corporate guarantee of LAZARE KAPLAN AFRICA INC. Delaware for the total engagements
     - a corporate guarantee of LAZARE KAPLAN EUROPE INC. Delaware for the total engagements
     - a corporate guarantee of LAZARE KAPLAN JAPAN INC. Delaware for the total engagements
     -  the exclusivity of credit granting
     Additional or complementary collateral which we would obtain (cfr art. 15 of our aforesaid General Credit Granting Conditions) will also be registered on a subdivision of your basic number in our books.
     LAZARE KAPLAN INTERNATIONAL INC., New York, makes itself strong that, should one or more of the companies mentioned below, would become active and/or would remarkably be capitalised, our bank will obtain the guarantee(s) of said company(ies):
     -  LAZARE KAPLAN (SIERRA LEONE) LTD, Bermuda
     -  LAZARE KAPLAN GHANA LTD, Bermuda
     -  LAZARE KAPLAN (BERMUDA) LTD, Bermuda
     -  LAZARE OFFSHORE TRADING LTD, Bermuda
     -  LKN DIAMOND COMPANY, Bermuda
     -  LK ENTERPRISES INC, Delaware
     -  RCS INC, Delaware
     -  LK RUSSIA INC, Delaware
     -  LAZARE KAPLAN BELGIUM JEWELRY NV


                                                           [SIGNATURE ILLEGIBLE]


-------------------------
(1) Registered in Antwerpen 10, five page, no forwarding, part 535 page 3 section 1 on 11th March 1999.
(2) Registered in Antwerpen 10, three page, no forwarding part 535 page 2 section 26 on 11th March 1999.

                                                                              p3

                                            Antwerp, 2nd September 1999

                                            LAZARE KAPLAN BELGIUM (LKB) NV
                                            Hoveniersstraat 30 bus 162
                                            B-2018 ANTWERPEN 1


Unless your agreement, the above-mentioned credit proposal is only valid during two weeks; we therefore kindly request you to confirm your agreement with the contents of the present letter by returning to us within 15 days the attached copy of this letter, signed by your legal representatives, under your company's legal seal and hand-written statement "seen and approved".


                                Yours faithfully,



                    /s/ Philippe Loral                  /s/ Willy Laeremans
                      Philippe Loral                      Willy Laeremans
                   Senior Vice-President                Senior Vice-President
              Head of the International Division     Head of the Credit Division

                     seen and approved                    seen and approved
                       S.L. Ginsberg                        S.L. Ginsberg

                 LAZARE KAPLAN BELGIUM N.V.
                     Hoveniersstraat 30
                       2018 ANTWERPEN
            Tel. 03/232.55.95 - Fax 03/234.34.54
                       BTW 434.627.801

                                 [LETTERHEAD]


          Free translation
Confidential


                              Antwerp, 2nd September 1999

                              LAZARE KAPLAN BELGIUM (LKB)
                              Hoveniersstraat 30 B 162
                              B-2018 ANTWERPEN 1




     Annex 1 to credit confirmation dd. 2nd September 1999
     -----------------------------------------------------

     Credit modalities:

     overdraft       12.000.000    US$  counter value 1 sight with pledge letter
                                        and/or against recently imported pledged
                                        rough and/or polished goods, to be
                                        entrusted to partners, modality valid
                                        during maximum 30 days and/or against
                                        local bills payable with pledge letter,
                                        modality valid during maximum 30 days
                                        afterwards to be converted into sales
     overdraft        8.000.000    US$  against free shipments and/or invoices
                                        on the market
     obligation         174.000    BEF  blank

                     -------------------

     TOTAL           20.000.000    US$ + 174.000 BEF


     Utilization within this credit may not exceed the counter value of
     800.174.000 BEF (eight hundred million one hundred and seventy four thousand Belgian Franc).

     Possible bank guarantees issued by us to third parties are granted in application of above mentioned overdraft facilities.

     In order to make and keep them acceptable to us, aforesaid activity linked collateral have to meet our administrative and term demands in force up to now and we reserve ourselves the right not to accept sales to some of your buyers as collateral.

     Furthermore, your credit withdrawal possibilities will be restricted, by no longer allowing withdrawals under your credit facility with an amount equal to the receivables you domicile with our bank for coverage of your credit withdrawals, but which have clearly not been paid on time through your account with our bank, as follows:

     a) no longer allowing withdrawals under your credit line amounting to your local invoices domiciled at our bank, drawn on Antwerp buyers which have not been received through our bank 30 days after the invoice was due.

     b) no longer allowing withdrawals under your credit line amounting to your export invoices domiciled at our bank, drawn on foreign buyers which have not been received through our bank 210 days after date of shipments of the goods. The above-mentioned 210 days will be reduced from 01.07.99 to 180 days

                                                           [SIGNATURE ILLEGIBLE]

                                 [LETTERHEAD]

          Free translation
Confidential


                              Antwerp, 2nd September 1999

                              LAZARE KAPLAN BELGIUM (LKB) NV
                              Hoveniersstraat 30 B 162
                              B-2018 ANTWERPEN 1


       Addendum to our credit confirmation letter dd. 2nd September 1999


Dear sirs

Referring to our recent conversations concerning your credit facility, our bank is willing to provide the following modifications to the General Conditions for Banking Operations and the General Credit Granting Conditions related to your credit.

1. General Conditions for Banking Operations
   -----------------------------------------

   Article 28
   ----------
   Not applicable

   [SIGNATURE ILLEGIBLE]

   Article 33
   ----------
   The adaptations as set forth here below of article 10 and article 12 of our General Credit Granting Conditions are also applicable on this article.

2. General Credit Granting Conditions
   ----------------------------------

   Article 7, paragraph 1, 3rd sentence
   ------------------------------------
   This clause does not undermine the, agreed upon, interest rate as set forth in the loan documentation.

   Article 10
   ----------
   The stipulated notice period of one month is extended to two months.

   Article 12
   ----------
      Paragraph 2 (point 1)
      The reference to inaccurate or incomplete information is limited by "in any material respect"

      Paragraph 5 (point 4)
      Non payment of preferred creditors refers to non payments of "material claims" of such creditors.

      Paragraph 9 (point 8)
      We confirm that this clause refers to acceleration of debts owned to
      (an)other financial institution(s) prior to their normal due date.

   Article 13, paragraph 1
   -----------------------
   Following the word "information" insert "reasonable".

   Article 13, paragraph 2
   -----------------------
   Following the word "documentation" insert "reasonable" and following the word "lend" please insert "reasonable".

   Article 15, paragraph 1
   -----------------------
   Following the phrase "to the extent" insert "reasonably" requested by it.

   Article 16 (last full line)
   ---------------------------
   Insert "reasonably" before "regarded by the Bank as acceptable".

   Article 22, paragraph 1 (last sentence)
   --------------------------------------
   Insert "in a material respect" after the words "the same obligations".

   Article 22, paragraph 2 (last sentence)
   --------------------------------------
   Insert "in a material respect" after the word "grant".

   Article 22, last paragraph
   --------------------------
   Not applicable.


                                                   [SIGNATURE ILLEGIBLE]

                                             Antwerpen, September 2, 1999

Free translation


                                             Lazare Kaplan Belgium NV
                                             Hoveniersstraat 30, B. 162
                                             2018 Antwerpen


Dear Sirs,


We refer to our confirmation letter dated September 2, 1999 and in particular to subject 3 concerning the interest conditions.

At your request we confirm that, until further notice, on your utilizations in BEF and/or USD as overdrafts in current account, following conditions are applicable:

-debit interest: - for utilizations in BEF: base rate BEF-ADB (presently 3.75%
                   per annum) increased with 1.50% per annum;
                 - for utilizations in USD: base rate USD-ADB (presently 6,50%
                   per annum) increased with 1.50% per annum.

-overdraft provision: nil

Changes in aforesaid base rates will be communicated as the occasion arises, either by letter or by computer generated message.

With regard to possible utilizations as overdrafts in current account in other currencies than BEF or USD and utilizations other than overdrafts in current account, the debit interest and/or commission will be fixed the moment these utilizations are authorized.

As well as for possible overdrawing of credit facilities or in case of insufficient collateral(s), the bank has the right to increase aforesaid conditions with maximum 0,50%.

                                             Yours faithfully,


                                   Philippe Loral           Willy Laeremans

                                   Philippe Loral           Willy Laeremans